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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): JUNE 15, 2001


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                                  CATUITY INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                               000-30045                            38-3518829
      (State or other jurisdiction             (Commission File Number)                    (IRS Employer
            of incorporation)                                                           Identification No.)


         2711 E. JEFFERSON AVE.
         DETROIT, MICHIGAN 48207                                                           (313)-567-4348
          (Address of principal                                                   (Registrant's telephone number,
           executive offices)                                                          including area code)
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                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)




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ITEM 5.  OTHER EVENTS


Catuity today announced its intention to appeal the decision of the judge in the Federal Court of Australia in legal proceedings commenced by Welcome Real Time
(WRT) for patent infringement in Australia.

In the last several weeks Catuity has consulted with its partners, customers and legal counsel. Many of these organizations have reviewed a range of relevant patents and the WRT proceedings. These organizations have urged Catuity to pursue an appeal, despite Catuity's view that the decision has limited impact on its current or future business.

Catuity has been advised by Australian legal counsel that the decision applies only to smart cards in Australia used in accordance with the patent claims.
Catuity has obtained U.S. legal counsel opinion that states inter-alia that WRT has no counterpart U.S. patent issued and that the judge's opinion on infringement is contrary to accepted rules of claim construction under U.S.
patent law. Patent law in Australia is different to the U.S., as are legal proceedings, and the situation in Australia has little relevance or impact on the development of the loyalty market in the United States.

It is clear Catuity can make changes to its systems and continue to develop, operate, market and sell its systems in all countries, including Australia. In a press release dated May 29, 2001, WRT acknowledged that Catuity could make such changes and avoid the patent. Catuity has reviewed possible technical changes and is satisfied that such changes will have very limited or no impact on the functionality and efficiency of its systems.

Catuity and its partners believe the Courts are neither the best nor the proper place to resolve issues of this nature. There are a number of Australian and foreign patents issued and pending, some or all of which may impact Catuity, Welcome Real Time and other market participants. Catuity and its partners agree that no single patent (or group of patents owned by one organization) will stand the test of legal challenges or allow any party to obtain a sustainable competitive advantage in the loyalty software market.

Catuity and its partners are working towards creating common, freely available, open standards that will allow loyalty programs to evolve from being small, proprietary, fragmented systems to being large, open, interoperable systems available to all. Key industry participants believe this goal is realistic and achievable (and has been achieved in other areas such as the EMV standard for smart card payments and CEPS standard for smart card electronic purse). As part of this process, Catuity is holding discussions with many key industry participants and WRT. Catuity's appeal of the decision of the Federal Court in Australia is considered necessary, at this stage, to achieve the industry's goal.

In conjunction with the provisions of the "Safe Harbor" section of the Private
Securities Litigation Reform Act of 1995, this release may contain forward-looking statements pertaining to future anticipated projected plans, performance and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates of future results and there can be no assurance that actual results will not materially differ from expectations. Further information on potential factors that could affect Catuity, Inc. is included in the Company's Form 10-K, which is filed with the U.S. Securities & Exchange Commission."





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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    CATUITY INC.
                                    (Registrant)


                         By   /s/ John H. Lowry
                         ---------------------------------------------
                                  John H. Lowry
                                  Senior Vice President,
                                  Chief Financial Officer & Secretary

Date: June 15, 2001




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